Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 and the related Prospectus of SciSparc Ltd. and to the incorporation by reference therein of our report dated April 24, 2025, with respect to the consolidated financial statements of SciSparc Ltd included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
June 18, 2025	Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Member firm of EY Global